Exhibit 99.1

For release: August 9, 2024

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports Second Quarter 2024 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the quarter ended June 30, 2024 totaled $300,658,000 compared to $282,582,000 for the quarter ended June 30, 2023, an increase of 6.4%. Excluding the governmental stimulus income and supplemental Medicaid payments from various states, as well as the three skilled nursing facilities in Missouri in which we exited operations in February 2024, same-facility net operating revenues increased 8.0% during the second quarter of 2024 compared to the same period a year ago.

For the quarter ended June 30, 2024, the reported GAAP net income attributable to NHC was $26,844,000 compared to $16,281,000 for the same period in 2023. Excluding the unrealized gains in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended June 30, 2024 was $15,612,000 compared to $13,658,000 for the same period in 2023 (*). The GAAP diluted earnings per share were $1.73 for the quarter ended June 30, 2024 compared to $1.06 for the quarter ended June 30, 2023. Adjusted diluted earnings per share were $1.00 and $0.89 for the quarters ended June 30, 2024 and 2023, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

As of August 1, 2024, NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,349 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 778 units, three behavioral health hospitals, 34 homecare agencies, and 30 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$279,918	$269,605	$565,741	$527,612
Other revenues	11,295	12,977	22,648	24,533
Government stimulus income	9,445	-	9,445	-
Net operating revenues	300,658	282,582	597,834	552,145

Costs and expenses:
Salaries, wages and benefits	180,076	175,294	363,214	343,118
Other operating	78,154	73,234	155,583	144,723
Facility rent	10,570	9,901	20,918	19,993
Depreciation and amortization	9,338	10,083	19,924	20,131
Interest	-	93	46	191
Total costs and expenses	278,138	268,605	559,685	528,156

Income from operations	22,520	13,977	38,149	23,989

Non-operating income	4,956	3,696	10,641	8,019
Unrealized gains on marketable equity securities	9,124	4,650	23,523	6,036

Income before income taxes	36,600	22,323	72,313	38,044
Income tax provision	(9,494)	(6,406)	(18,956)	(10,842)
Net income	27,106	15,917	53,357	27,202

Net (income)/loss attributable to noncontrolling interest	(262)	364	(300)	802

Net income attributable to National HealthCare Corporation	$26,844	$16,281	$53,057	$28,004

Net income per common share
Basic	$1.74	$1.06	$3.45	$1.83
Diluted	$1.73	$1.06	$3.42	$1.83

Weighted average common shares outstanding
Basic	15,391,535	15,297,435	15,371,150	15,317,319
Diluted	15,555,612	15,322,344	15,530,624	15,339,240

Dividends declared per common share	$0.61	$0.59	$1.20	$1.16

Balance Sheet Data	June 30	December 31
(in thousands)	2024	2023
	(unaudited)

Cash, cash equivalents and marketable securities	$270,019	$223,620
Restricted cash, cash equivalents and marketable securities	170,264	167,971
Current assets	447,871	406,235
Property and equipment, net	487,193	493,329
Total assets	1,339,699	1,310,796
Current liabilities	216,935	214,476
Stockholders' equity	945,817	908,752

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Selected Operating Statistics

	Three Months Ended			Six Months Ended
	June 30			June 30
	2024	2023		2024		2023
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$577.71	$548.74		$579.81		$552.38
Managed Care	447.96	445.00		459.48		444.97
Medicaid	264.49	253.22		264.88		245.12
Private Pay and Other	312.91	275.11		310.31		276.79

Average Skilled Nursing Per Diem	$338.86	$318.92	(1)	$341.21	(1)	$317.38	(1)

Skilled Nursing Patient Days:
Medicare	74,602	79,981		155,758		164,013
Managed Care	62,957	59,567		128,388		118,013
Medicaid	279,504	284,681		561,325		561,187
Private Pay and Other	150,234	164,000		307,677		321,422

Total Skilled Nursing Patient Days	567,297	588,229	(1)	1,153,148	(1)	1,164,635	(1)

(1) NHC exited three skilled nursing facilities in Missouri on March 1, 2024. For the first quarter of 2024, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $259.56 and 20,267 patient days. For the three months ended June 30, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $259.43 and 31,945 patient days. For the six months ended June 30, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $250.72 and 62,889 patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
	(unaudited)		(unaudited)

Net income attributable to National Healthcare Corporation	$26,844	$16,281	$53,057	$28,004
Non-GAAP adjustments
Unrealized gains on marketable equity securities	(9,124)	(4,650)	(23,523)	(6,036)
Operating results for newly opened operations not at full capacity (2)	20	333	20	1,550
Stock-based compensation expense	1,176	772	1,969	1,411
Gain on sale of unconsolidated company	-	-	(1,024)	-
Acquisition-related expenses (3)	2,194	-	2,194	-
Employee retention credit	(9,445)	-	(9,445)	-
Income tax provision on non-GAAP adjustments	3,947	922	7,750	800
Non-GAAP Net income	$15,612	$13,658	$30,998	$25,729

GAAP diluted earnings per share	$1.73	$1.06	$3.42	$1.83
Non-GAAP adjustments
Unrealized gains on marketable equity securities	(0.43)	(0.23)	(1.12)	(0.29)
Operating results for newly opened operations not at full capacity (2)	-	0.02	-	0.07
Stock-based compensation expense	0.05	0.04	0.10	0.07
Gain on sale of unconsolidated company	-	-	(0.05)	-
Acquisition-related expenses (3)	0.10	-	0.10	-
Employee retention credit	(0.45)	-	(0.45)	-
Non-GAAP diluted earnings per share	$1.00	$0.89	$2.00	$1.68

(2) The operating results for newly opened facilities or agencies not at full capacity include newly constructed healthcare facilities or agencies that are still considered in the start-up phase, which are two hospice agencies for the three and six months ended June 30, 3024. For the three and six months ended June 30, 2023, included are two behavioral health hospitals, two homecare agencies, and two hospice agencies.

(3) Represents expenses incurred to acquire the White Oak operations that are not capitalizable.

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